UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 23, 2012

Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2012, Shutterfly, Inc. (“Company”) held its Annual Meeting of Stockholders in Redwood City, California (“Annual Meeting”).  As of March 28, 2012, the Company’s record date, there were a total of 35,626,795 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 33,794,718 shares of Common Stock were represented in person or by proxy and, therefore, a quorum was present.  Three items of business were acted upon by stockholders at the Annual Meeting.

All matters voted upon at the Annual Meeting were approved.  The final voting results are as follows:

Proposal 1 – Election of Directors

Mr. Jeffrey T. Housenbold, Mr. James N. White and Mr. Stephen J. Killeen were elected to serve as directors of the Company’s Board of Directors (the “Board”) for three year terms and until their respective successors shall be elected and qualified or until their earlier resignation or removal.

Votes were cast as follows with respect to Mr. Housenbold’s, Mr. White’s and Mr. Killeen’s election:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jeffrey T. Housenbold	31,357,040	153,959	14,147	2,269,572
James N. White	31,182,951	328,048	14,147	2,269,572
Stephen J. Killeen	30,519,559	990,908	14,679	2,269,572

Since the Board is divided into three classes with one class elected each year to hold office for a three-year term, the following directors continue to serve as directors of the Company immediately after the annual meeting: Mr. Eric J. Keller, Mr. Philip A. Marineau, Ms. Nancy J. Schoendorf and Mr. Brian T. Swette.

Proposal 2 – Approval, by non-binding vote, of the Compensation of our Named Executive Officers

Based on the non-binding votes set forth below, the compensation of the Company’s named executive officers was duly approved.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
20,013,214	11,467,997	43,935	2,269,572

Proposal 3 – Ratification of the Selection of the Independent Registered Public Accounting Firm

The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 by the following vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
32,707,182	1,084,036	3,500	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Jeffrey T. Housenbold
Jeffrey T. Housenbold
President and Chief Executive Officer

Date: May 25, 2012